UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.3
EX-4.4
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
Issuance and Sale of Senior Secured Notes
     The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Senior Secured Notes,” “Security Documents,” “Registration Rights Agreement” and “Intercreditor Agreement,” including the summaries of the Indenture, Security Agreement, Registration Rights Agreement and Intercreditor Agreement contained therein, is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Issuance and Sale of Senior Secured Notes
     On October 20, 2009, Hercules Offshore, Inc. (the “Company”) successfully completed the issuance and sale of $300,000,000 aggregate principal amount of 10.50% Senior Secured Notes due 2017 (the “Notes”). The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed (the “Guarantees”) by all of the Company’s existing and future restricted subsidiaries that incur or guarantee indebtedness under a credit facility, including the Company’s existing credit facility (collectively, the “Guarantors,” and together with the Company, the “Issuers”). The Notes and the Guarantees (collectively, the “Securities”) were sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the initial purchasers offered and sold the Notes and the Guarantees in private transactions under Rule 144A and Regulation S of the Securities Act. The Securities have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
     The Notes were sold at 97.383% of their face amount to yield 11.0%. We received net proceeds from the offering of approximately $284.4 million, after deducting the initial purchasers’ discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering of the Notes to repay a portion of the indebtedness outstanding under its term loan facility. Pending such repayment, the Company may initially invest the net proceeds in short-term marketable securities.
     The Securities were issued pursuant to an indenture (the “Indenture”), dated October 20, 2009, by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The obligations under the Indenture are secured as set forth in the Indenture and in the Security Agreement (as defined below), in favor of the Trustee. The Notes and the Guarantees are the senior obligations of the Company and the Guarantors and, unless a collateral suspension is in effect as described below, the Securities will be secured by liens on all the collateral of the Issuers that secure the Company’s obligations from time to time under the Issuers’ secured credit facility. This collateral currently consists of 28 jackup rigs, three submersible rigs, 26 barge rigs, nine of which are retired, and 44 liftboats, together with certain accounts receivable, shares of subsidiaries, equipment and other assets.
     The liens securing the Notes will share on an equal and ratable first priority basis with the liens securing the Company’s credit facility, subject to certain permitted liens and subject to the terms of the Intercreditor Agreement (as defined below). All liens securing the Notes may be released if the Company’s secured indebtedness, other than the Notes, does not exceed the lesser of $375 million and 15% of the Company’s consolidated tangible assets, subject to reinstatement in certain circumstances. Such release is referred to as a “collateral suspension.” If a collateral suspension is in effect, the Securities will be unsecured.
     Interest on the Notes will accrue from and including October 20, 2009 at a rate of 10.50% per year and is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2010. The Notes mature on October 15, 2017.
     The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to:
•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends or make other distributions;

•	make other restricted payments or investments;

•	sell assets;

•	create liens;

•	enter into agreements that restrict dividends and other payments by restricted subsidiaries;

•	engage in transactions with its affiliates; and

•	consolidate, merge or transfer all or substantially all of its assets.
These covenants are subject to a number of important qualifications and limitations. In addition, if and for so long as the Notes have an investment grade rating from Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., and no event of default exists under the Indenture, the Company and the Guarantors will not be subject to certain of the covenants listed above.
     Upon an event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.
     The Notes provide that the Company may, at its option, redeem all or part of the Notes, at any time prior to October 15, 2013 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:
     (1) 1% of the principal amount of such Note, and
     (2) the excess, if any, of:
          (a) the present value at such redemption date of (i) the redemption price of such Note at October 15, 2013 (105.250%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note though October 15, 2013, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
          (b) the principal amount of such Note.
     On or after October 15, 2013, the Company may redeem all or part of the Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning October 15 of the years indicated:

Optional
Year	Redemption Price

2013	105.250%
2014	102.625%
2015	101.3125%
2016 and thereafter	100.000%
     At any time prior to October 15, 2012, the Company, at its option, may redeem the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 110.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 90 days after the date of the closing of the equity offering.
     If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or any portion of the Notes for a cash price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.
     If the Company or any restricted subsidiary engages in certain asset sales, the Company or such restricted subsidiary will be required to apply the net proceeds from such asset sale as set forth in the Indenture. Proceeds from such asset sales that are not applied or invested as set forth in the Indenture will constitute “Excess Proceeds,” and when the aggregate amount of Excess Proceeds equals or exceeds $30.0 million, the Company will be required to make an offer to purchase from all holders of the Notes the maximum principal amount of the Notes that may be purchased or redeemed out of the amount of Excess Proceeds at a purchase price in cash equal to 100% of the principal amount of the Notes tendered pursuant to such offer, plus accrued and unpaid interest, if any, to the date of purchase.
     A copy of the Indenture is filed as Exhibit 4.1 hereto, and the form of the Global Note included as Exhibit A to the Indenture is filed as Exhibit 4.2 hereto, and each is incorporated herein by reference.
Security Documents
     On October 20, 2009, the Company and each of the Guarantors party to the Indenture (the Company together with the Guarantors, the “Pledgors”) entered into a security agreement (the “Security Agreement”) in favor of U.S. Bank National Association, in its capacity as collateral agent under the Indenture (the “Collateral Agent”) to secure the payment of the Notes and related Guarantees. The liens granted by each of the Pledgors under the Security Agreement consist of a security interest in a significant portion of the property of the Plegdors, wherever located, and whether now existing or hereafter arising or acquired from time to time, other than deposit accounts, vessels, equipment securing purchase money indebtedness and certain intangible assets that are subject to restrictions on transfer.
     On October 20, 2009, six subsidiaries of the Company granted preferred ship mortgages to the Collateral Agent on a significant portion of the barges, liftboats and jackup drilling rigs and submersible drilling rigs owned by the Company and its subsidiaries as additional security for the payment of the Notes and the related Guarantees.
     If an event of default were to occur under the Security Documents (as defined in the Indenture), and subject to the terms of the Intercreditor Agreement, the Collateral Agent would be empowered to exercise all rights and remedies of a secured party under the UCC and under a preferred ship mortgage, as the case may be, in addition to all other rights and remedies under the applicable agreements.
     A copy of the Security Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference.
Registration Rights Agreement
     On October 20, 2009, in connection with the closing of the Notes offering, the Company and each of the Guarantors party to the Indenture entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes, pursuant to which the Issuers agreed (a) to file, under certain conditions, with the Securities and Exchange Commission (i) a registration statement on an appropriate registration form under the Securities Act with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Notes (including the Guarantees with respect thereto) for a like aggregate principal amount of notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or liquidated damages upon a Registration Default (as defined in the Registration Rights Agreement)) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the

Guarantees thereof, (b) if applicable, to use their reasonable best efforts to cause the exchange offer registration statement and/or the shelf registration statement to be declared effective, and (c) if applicable, to use their reasonable best efforts to consummate the Exchange Offer within 220 days following October 20, 2009. If the Issuers fail to comply with the registration and exchange requirements in the Registration Rights Agreement within the specified time period(s), they will be required to pay, as liquidated damages, additional interest on the Notes until the failure to comply is cured or the Notes become freely tradable without registration under the Securities Act. However, if the Issuers meet certain conditions, the Issuers will not be required to consummate the Exchange Offer with respect to any Notes that are freely tradable under Rule 144 of the Securities Act before the required date for the consummation of such Exchange Offer.
     A copy of the Registration Rights Agreement is filed as Exhibit 4.4 hereto and is incorporated herein by reference.
Intercreditor Agreement
     On October 20, 2009, the Company and its domestic restricted subsidiaries entered into an intercreditor agreement (the “Intercreditor Agreement”) with UBS AG, Stamford Branch (the “Bank Collateral Agent”) and U.S. Bank National Association (the “Notes Collateral Agent”) that establishes the rights and obligations of the lenders under the Company’s senior secured credit agreement (the “Lenders”) and the rights and obligations of the Notes Collateral Agent, primarily as they relate to priority of payment and liens between the Lenders and the Notes Collateral Agent.
     Under the Intercreditor Agreement, the Bank Collateral Agent, as the authorized representative of the Lenders, will initially be the controlling agent (the “Controlling Agent”) and has the right to direct foreclosures and take other actions with respect to collateral in which both the Lenders and the Notes Collateral Agent hold a valid and perfected security interest at such time (such collateral, the “Shared Collateral”). The non-controlling secured parties shall have no right to take actions with respect to the Shared Collateral (other than at the direction or with the consent of the Controlling Agent), even though the Lenders and the Notes Collateral Agent will share generally equally and ratably in the proceeds, unless a collateral suspension (as described above under “Issuance and Sale of Senior Secured Notes”) is in effect.
     In the event of any conflict between the terms of the Intercreditor Agreement and the Indenture, the Notes or any of the Security Documents, the terms of the Intercreditor Agreement shall control.
     A copy of the Intercreditor Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
4.1	Indenture dated as of October 20, 2009, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee and Collateral Agent.

4.2	Form of 10.50% Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Security Agreement dated as of October 20, 2009, by and among Hercules Offshore, Inc. and the Guarantors party thereto and U.S. Bank National Association as Collateral Agent.

4.4	Registration Rights Agreement dated as of October 20, 2009, by and among Hercules Offshore, Inc., the Guarantors named therein and the Initial Purchasers party thereto.

10.1	Intercreditor Agreement dated as of October 20, 2009, among Hercules Offshore, Inc., the subsidiaries party thereto as guarantors, UBS AG, Stamford Branch, as Bank Collateral Agent and U.S. Bank National Association, as Notes Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: October 26, 2009	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture dated as of October 20, 2009, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee and Collateral Agent.

4.2	Form of 10.50% Senior Secured Note due 2017 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Security Agreement dated as of October 20, 2009, by and among Hercules Offshore, Inc. and the Guarantors party thereto and U.S. Bank National Association as Collateral Agent.

4.4	Registration Rights Agreement dated as of October 20, 2009, by and among Hercules Offshore, Inc., the Guarantors named therein and the Initial Purchasers party thereto.

10.1	Intercreditor Agreement dated as of October 20, 2009, among Hercules Offshore, Inc., the subsidiaries party thereto as guarantors, UBS AG, Stamford Branch, as Bank Collateral Agent and U.S. Bank National Association, as Notes Collateral Agent.